RBC FUNDS TRUST

ELEVENTH AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS ELEVENTH AMENDMENT effective as of the last date in the signature block (“Effective Date”), to the Transfer Agent Servicing Agreement, dated as of the 28th day of December, 2009, as amended (the “Agreement”), is entered into by and between RBC FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to update Exhibit A of the Agreement to reflect the following name changes; and

-	RBC BlueBay Access Capital Community Investment Fund (f/k/a Access Capital Community Investment Fund)
-	RBC BlueBay Impact Bond Fund (f/k/a RBC Impact Bond Fund)
-	RBC BlueBay Short Duration Fixed Income Fund (f/k/a RBC Short Duration Fixed Income Fund)
-	RBC BlueBay Ultra-Short Fixed Income Fund (f/k/a RBC Ultra-Short Fixed Income)
-	RBC BlueBay U.S. Government Money Market Fund (f/k/a U.S. Government Money Market Fund)

WHEREAS, the Trust and USBFS desire to update Exhibit A of the Agreement to remove the following funds; and

-	RBC Enterprise Fund
-	RBC Global Equity Leaders Fund
-	RBC International Opportunities Fund
-	RBC Microcap Value Fund
-	RBC Small Cap Core Fund
-	RBC Small Cap Growth Fund
-	RBC Small Cap Value Fund

WHEREAS, the Trust and USBFS desire to update Exhibit A of the Agreement to add the following fund; and

-	RBC BlueBay Credit Opportunities Fund

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

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Amended Exhibit A is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts effective as of the Effective Date.

RBC FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Kathy Hegna	By:	/s/ Gregory Farley

Printed Name:	Kathy Hegna	Printed Name:	Gregory Farley

Title:	Treasurer and Chief Financial Officer	Title:	Senior Vice President

Date:	Date:

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Amended Exhibit A to the Transfer Agent Servicing Agreement

Fund Names

Separate Series of RBC Funds Trust

Name of Series

RBC BlueBay Access Capital Community Investment Fund

RBC BlueBay Core Plus Bond Fund

RBC BlueBay Credit Opportunities Fund

RBC BlueBay Emerging Market Debt Fund

RBC BlueBay High Yield Bond Fund

RBC BlueBay Strategic Income Fund

RBC China Equity Fund

RBC Emerging Markets Equity Fund

RBC Emerging Markets ex-China Fund

RBC Emerging Markets Value Equity Fund

RBC Global Opportunities Fund

RBC BlueBay Impact Bond Fund

RBC International Equity Fund

RBC International Small Cap Equity Fund

RBC BlueBay Short Duration Fixed Income Fund

RBC SMID Cap Growth Fund

RBC BlueBay Ultra-Short Fixed Income Fund

RBC BlueBay U.S. Government Money Market Fund

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